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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2002

Hoover's, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26097 (Commission File Number)	74-2559474 (I.R.S. Employer Identification No.)
5800 Airport Blvd. Austin, Texas (Address of principal executive offices)		78752 (Zip Code)

Registrant's telephone number, including area code: (512) 374-4500

        The information in this Current Report on Form 8-K, is furnished pursuant to Item 5 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, shall not be deemed to be incorporated by reference into the filings of Hoover's, Inc. under the Securities Act of 1933, as amended.

ITEM 5.        OTHER EVENTS.

        CHANGE OF BOARD MEMBER

        On October 28, 2002, Alan Chai resigned as a member of the Board of Directors.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOOVER'S, INC.
Dated: October 29, 2002
By:	/s/ LYNN ATCHISON Lynn Atchison Senior Vice President and Chief Financial Officer

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  ITEM 5. OTHER EVENTS.
SIGNATURES